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                                                                    EXHIBIT 99.1

FROM:                                      FOR:
Swenson NHB Investor Relations             Bio-Vascular, Inc.
1300 Fifth Street Towers, 150 S. 5th St.   2575 University Ave.
Minneapolis, Minn.  55402                  St. Paul, Minn. 55114
Contact-Curt Swenson 612/371-0000          Connie L. Magnuson, CFO  612/603-3700



FOR IMMEDIATE RELEASE

BIO-VASCULAR SIGNS LETTER OF INTENT
TO ACQUIRE JER-NEEN MANUFACTURING CO.

         St. Paul, Minn., June 2 - Bio-Vascular, Inc. (Nasdaq:BVAS) announced today that it has entered into a letter of intent to purchase all of the outstanding shares of Jer-Neen Manufacturing Company, Inc. Terms were not disclosed. Completion of the transaction is contingent upon execution of a definitive acquisition agreement.
         Jer-Neen is a privately held company located in Lino Lakes, Minn. It is a value-added manufacturer of precision micro-coils, precision wire forms and spring components for the medical device industry.
         Bio-Vascular, based in St. Paul, develops, manufactures and markets proprietary specialty medical products for use in thoracic, cardiac, neuro, ophthalmic and vascular surgery.

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06/02/98